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                                                                   Exhibit 10.2


                               AMENDMENT TO TRIBAL
                                  STATE COMPACT


WHEREAS, on the 4th Day of December 1992, the Mississippi Band of Choctaw Indians ("Tribe") and the State of Mississippi ("State") entered into a Tribal-State Compact ("Compact") for the regulation of Class III gaming on the Choctaw Indian Reservation, and,

WHEREAS, Section 16 of the Compact provides for amendments and by letter dated April 14, 1994 and duly delivered unto the Honorable Kirk Fordice ("Governor") under the provisions of the Compact for same, the "Tribe" requested that certain technical amendments be made, and,

WHEREAS, the Governor has given careful review and consideration to the requested amendments, and being fully advised in the premises, has found that the requested amendments are lawful reasonable, appropriate, and within the recognized public policy of the "State".

IT IS THEREFORE, mutually agreed that the Compact be amended for the sections as follows and that the language as set forth in this amendment be substituted for that of the present Compact subject to the terms and conditions of Section 16 thereof.

         6.3 -    REPORTING OF VIOLATIONS.

         A Choctaw Gaming Commission inspector shall make inspections of the gaming operation on a daily basis and shall have immediate access to any and all areas of the Class III Gaming Operation for the purpose of ensuring compliance with the provisions of this Compact and Tribal Ordinances. Any violation(s) of the provisions of this Compact, or of Tribal Gaming Ordinances by a management contractor, a Gaming employee, or any person on the Casino premises whether or not associated with the Tribal Gaming operation shall be reported immediately to the Choctaw Gaming Commission. The Choctaw Gaming Commission shall forward copies of all completed investigation reports and final dispositions to the Mississippi Gaming Commission on a continuing basis. If requested by the Choctaw Gaming Commission, the Mississippi Gaming Commission shall assist in any investigation initiated by the Choctaw Gaming Commission, and provide other requested services to ensure proper compliance with the provisions of this Compact, Tribal Gaming Ordinances, laws of the Tribe, or applicable federal laws.

         8.3 - APPLICATION PROCESS FOR CLASS III GAMING LICENSES; BACKGROUND INVESTIGATIONS

         (1) The Choctaw Gaming Commission shall require all applicants for Class III Gaming licenses (entities proposing to enter into Class III Gaming management contracts and management officials and key employees) to pay a non-refundable application fee in an amount to be determined by the Choctaw Gaming Commission and to complete an application form containing sufficient information to allow a background investigation of the applicant, including without limitation all information required by regulations promulgated pursuant to the IGRA. The Choctaw Gaming Commission shall send a copy of the completed applications to the Mississippi Gaming Commission and the National Indian

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                  Gaming Commission. If the Choctaw Gaming Commission
                  determines that investigative costs shall exceed the application fee, the Choctaw Gaming Commission shall notify the applicant in writing of the estimated costs to be incurred by the Choctaw Gaming Commission in performing or causing to be performed a background investigations, and the applicant must pay such estimated costs to the Choctaw Gaming Commission prior to the Choctaw Gaining Commission processing the application.

         8.8 -    EMPLOYEE GAMING

         Persons holding a work permit or license from the Choctaw Gaming Commission in connection with Class III Gaming or who are employed by any of the Tribe's supplies of gaming equipment may be permitted to participate in Tribal Class III gaming under such regulations as may be promulgated by the Choctaw Gaming Commission. Any regulations promulgated by the Choctaw Gaming Commission shall contain at a minimum, the following criteria:

         1. No person licensed as an owner, director, officer, management official or party in interest of any management contractor shall play or be permitted to play, either directly or indirectly through another person, any gambling game, including slot machines in the casino.

         2. All internal audit and accounting department personnel are prohibited from gambling in the Casino.

         3. Casino employees that are employed in a gaming area (i.e. pit games, keno, bingo and slots, with the exception of slot change personnel), are prohibited from gaming in their gaming area. They may gamble in any other gaming areas.

         4. All other employees that are considered to have a conflict of interest as determined by the management contractor or the Choctaw Gaming Commission are prohibited from gambling in games where the conflict occurs.

         5. Casino employees are not allowed to gamble during working time. Casino Employees may gamble when they are off duty and not dressed in their working attire.

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                  In all other respects the Compact shall remain in full force and effect according to its terms and tenor.

                  So executed on this the 26th day of August, 1994.


                                        STATE OF MISSISSIPPI




                                        /s/ Kirk Fordice
                                        ----------------------------------------
                                        Kirk Fordice - Governor





APPROVED:                               MISSISSIPPI BAND OF
                                        CHOCTAW INDIANS





                                        /s/ Phillip Martin
---------------------------------       ----------------------------------------
Secretary of Interior                   Phillip Martin - Chief

Date:
     ----------------------------


                                        /s/ Frank Steve
                                        ----------------------------------------
                                        Frank Steve - Secretary / Treasurer